STOCK REDEMPTION AGREEMENT

THIS AGREEMENT is made and entered into this 30th day of December, 2011, by and between ALANCO TECHNOLOGIES, INC., an Arizona corporation ("Company"), and SUN PACIFIC CAPITAL, LLC, an Arizona limited liability company ("Stockholder").

RECITALS:

The Company is authorized to issue 500,000 shares of Series B Convertible Preferred Stock, 125,684 shares of which are presently owned by the Stockholder.

The Stockholder desires to withdraw from the Company as a stockholder, and is willing to sell all of his shares to the Company at the price, and upon the terms and conditions, hereinafter set forth; and the Company desires to purchase and redeem the stock of the Stockholder, at the price and upon the terms and conditions, hereinafter stated; and

Such purchase and redemption of stock has been ratified and authorized by the Board of Directors of the Company.

NOW, THEREFORE, in consideration of the premises and the mutual promises of the parties hereto, the parties agree as follows:

1.           Redemption Price.  The Redemption Price to be paid by the Company to the Stockholder for all of his Series B Convertible Preferred Stock, notwithstanding any provisions of the Description of the Series B Convertible Preferred Stock to the contrary, is the sum of Eight Hundred Thousand and No/100ths Dollars ($800,000.00), to the paid by the Company to the Stockholder in four installments of $200,000.00 each on February 1, 2012, March 1, 2012, April 1, 2012 and May 1, 2012.

2.           Closing.  The closing of this transaction shall take place on the 30th day of December, 2011, at 10:00 a.m. at the office of the Company.

3.           Surrender of Shares.  The Stockholder shall, at the time of closing of this transaction, surrender to the Company the certificates representing the shares of Series B Convertible Preferred Stock owned and held by him, duly endorsed to the Company.

4.           Payment of Redemption Price.  At the time of closing of this transaction, the Company will accept the surrender from the Stockholder of his certificates for the shares of stock and shall deliver to him its promissory note in the amount of the redemption price, a copy of such note being attached hereto as Exhibit "A" hereof.

5.           Representations of Stockholder.  The Stockholder hereby represents that he is familiar with the financial affairs of the Company and its present financial condition and warrants that his shares of stock are free and clear of any and all liens or encumbrances of any kind and nature whatsoever.

6.           Representations of Company.  The Company represents that its capital meets the requirements of Arizona law both before and following completion of the redemption of stock contemplated herein, and that the redemption of shares pursuant to this Agreement is not in violation of any of the laws of the State of Arizona to which it is subject.  The Company undertakes to complete all steps immediately after the execution of this Agreement that may be necessary in order to cancel and extinguish the shares surrendered by the Stockholder.

7.           Integrated Agreement.  This Agreement and the Exhibit attached hereto represent the entire understanding and agreement between the parties hereto and supersedes all prior agreements and understandings, either oral or written, between them, with respect to the subject matter hereof.  Any modification of this Agreement must be in writing and signed by all the parties hereto.

8.           Survival of Representations and Warranties.  The parties hereto agree that all representations, warranties and covenants contained in this Agreement and the Exhibits attached hereto shall survive the closing of this transaction.

9.           Governing Law.  This agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Arizona.  In the event that litigation results from or arises out of this Agreement or the performance thereof, the Parties agree to reimburse the prevailing party's reasonable attorney's fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party may be entitled.

10.           Counterparts. This Agreement may be executed in two or more counterparts of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written.

SUN PACIFIC CAPITAL, LLC
an Arizona limited liability company

By: ____________________________________
M. Jamil Akhtar, M.D., Manager

ALANCO TECHNOLOGIES, INC.
an Arizona Company

By:_____________________________________
Robert R. Kauffman, President

 EXHIBIT "A"

PROMISSORY NOTE
$800,000.00

Scottsdale , Arizona
December 30, 2011

FOR VALUE RECEIVED, the undersigned, ALANCO TECHNOLOGIES, INC., an Arizona corporation (“Maker”), promises to pay to the order of SUN PACIFIC CAPITAL, LLC, an Arizona limited liability company (“Holder”), at 2999 North 44th Street, Suite 130, Phoenix, AZ 85018, or such other place as Holder may designate in writing, in lawful money of the United States of America, the principal sum of Eight Hundred Thousand and no/100ths Dollars  ($800,000.00), payable in four installments of $200,000.00 each on February 1, 2012, March 1, 2012, April 1, 2012 and May 1, 2012.

If any payment is not paid within five (5) days of when due, the entire principal balance shall bear interest at a rate (the “Default Rate”) which shall be ten (10%) percent per annum, such interest being due from the due date of the delinquent payment until the date of receipt by Holder of the delinquent payment.

Maker may prepay this Note, in part or in full, without a prepayment penalty.  Sums so prepaid may not be re-borrowed.

Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid collection costs, late charges and other charges, if any, and any remaining amount to principal.

It is agreed that time is of the essence hereof.  If Maker shall default in the payment of any amounts due or to become due hereunder, then, or at any time thereafter, the entire principal of this Note, irrespective of the maturity date specified herein, shall, at the election of Holder, and without notice of such election, become immediately due and payable.  The failure to exercise any right or remedy hereunder shall in no event be construed as a waiver or release of such rights and remedies or of the right to exercise them at any later time.

The Maker waives all applicable diligence, presentment, protest and demand, and also notice of protest, of demand, of nonpayment, of dishonor and of maturity

The Maker agrees to pay all costs of collection, including reasonable attorneys’ fees and all costs of suit, in case the unpaid principal sum of this Note, or any payment thereon, is not paid when due, or in the event Holder is made a party to any litigation because of the existence of the indebtedness evidenced by this Note, whether suit be brought or not, and whether through courts of original jurisdiction, as well as in courts of appellate jurisdiction, or through a Bankruptcy Court or other legal proceedings.

Whenever used herein, the words “Maker” and “Holder” shall be deemed to include their respective heirs, personal representatives, and permitted successors and assigns.

This Note shall be governed by and construed in accordance with the laws of the State of Arizona.

Events of Default.  Each of the following will constitute an event of default (“Event of Default”) under this Note:

Maker’s failure to pay any installment of principal when due.

Maker’s (i) assignment for the benefit of its creditors, or (ii) application for, consent to or acquiescence in, the appointment of a trustee, receiver or other custodian for Maker, the property of the Maker or any part thereof, or in the absence of any application, consent or acquiescence, the appointment of a trustee, receiver or other custodian for Maker or substantial part of the property of Maker, which appointment is not discharged within forty-five (45) days.

The commencement of any case under Title 11 of the United States Code or any other bankruptcy, reorganization, receivership, custodianship, or similar proceeding under any state of federal law by or against Maker, with respect to any such case or proceeding that is involuntary, such case or proceeding is not dismissed within sixty (60) days of the filling thereof.

The liquidation, termination or dissolution of Maker.

Preference Payments.  Maker agrees that, to the extent Maker makes any payment to Holder in connection with the indebtedness evidenced by this Note, and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by Holder or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (a “Preferential Payment”), then the indebtedness of Maker and any other party liable under this Note shall continue or shall be reinstated, as the case may be, and the obligation underlying such Preferential Payment shall be revived and continue in full force and effect as if no Preferential Payment had been made.

IN WITNESS WHEREOF, Maker has executed this Note as of the date first above written.

ALANCO TECHNOLOGIES, INC.
an Arizona Company

By:_____________________________________
Robert R. Kauffman, President